UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2005

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Capitol Landing Road

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2005, MHI Hospitality Corporation (“MHI”), entered into a purchase and sale agreement with MCZ/Centrum Florida VI Owner, L.L.C. (the “Seller”) to purchase an interest in a hotel condominium property in Hollywood, Florida. The property last operated as the Ambassador Resort. The Seller will renovate the hotel and complete a condominium conversion, after which time MHI, through an affiliate, will purchase the commercial spaces of the hotel. MHI will retain the services of MHI Hotels Services LLC to operate the hotel.

The total purchase price for the property is $500,000.00, subject to adjustment and prorations as provided in the purchase and sale agreement. The closing of the acquisition is subject to various customary closing conditions, including MHI’s ability to secure a franchise for the hotel.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press release of MHI Hospitality Corporation dated September 14, 2005 announcing contract to acquire property in Hollywood, Florida.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

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